UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2014 (April 9, 2014)

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan, Suite 3700
 Dallas, Texas 75201
 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2014, Matthew S. Ramsey was appointed to the board of directors (the “Board”) of Regency GP LLC (the “General Partner”), the general partner of Regency GP LP, the general partner of Regency Energy Partners LP (the “Partnership”) by the Board pursuant to the General Partner’s limited liability company agreement.  Mr. Ramsey will also serve as a member of the audit and risk, compensation and nominating committees of the Board.

There have not been any transactions since the beginning of the Partnership’s last fiscal year, nor are there any proposed transactions, in which the Partnership was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Ramsey had or will have a direct or indirect material interest. There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Ramsey was appointed as a director of the General Partner.

Also on April 9, 2014, James W. Bryant was appointed Chairman of the Board by the Board pursuant to the General Partner’s limited liability company agreement.  Mr. Bryant has served on the Board since July 2010.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP By: Regency GP LP, its general partner By: Regency GP LLC, its general partner
By:	/s/ Thomas E. Long
Thomas E. Long
Executive Vice President and Chief Financial Officer

April 15, 2014